                                                                   Exhibit 10.10

                                      LEASE

                                 by and between

                      NDNE 9/90 200 CROSSING BOULEVARD LLC,
                           its successors and assigns

                                 as Landlord and

                              NETEZZA CORPORATION,
                      an entity incorporated under the laws
                            of the State of Delaware,

                                    as Tenant

Dated as of: February 12, 2004

                                TABLE OF CONTENTS

SECTION 1-Reference Data
   Section 1.1   Reference Information
   Section 1.2   Exhibits

SECTION 2-Premises and Term
   Section 2.1   Premises
   Section 2.2   Term
   Section 2.3   Appurtenant Rights and Reservations

SECTION 3-Improvements
   Section 3.1   Landlord's Work
   Section 3.2   Tenant's TI Work
   Section 3.3   General Provisions Applicable to Construction
   Section 3.4   Changes in Lot

SECTION 4-Annual Rent
   Section 4.1   The Annual Rent

SECTION 5-Operating Cost Escalation
   Section 5.1   Operating Cost Escalation
   Section 5.2   Estimated Operating Cost Escalation Payments

SECTION 6-Real Estate Tax Escalation
   Section 6.1   Real Estate Tax Escalation
   Section 6.2   Real Estate Escalation Payments
   Section 6.3   Tenant Audit Right

SECTION 7-Insurance
   Section 7.1   Tenant's Insurance
   Section 7.2   Requirements Applicable to Insurance Policies
   Section 7.3   Waiver of Subrogation

SECTION 8-Landlord's Covenants
   Section 8.1   Quiet Enjoyment
   Section 8.2   Maintenance and Repair
   Section 8.3   Electricity
   Section 8.4   HVAC
   Section 8.5   Cleaning
   Section 8.6   Interruptions
   Section 8.7   Indemnity

SECTION 9-Tenant's Covenants

   Section 9.1   Use
   Section 9.2   Repair and Maintenance
   Section 9.3   Compliance with Law and Insurance Requirements
   Section 9.4   Tenant's Work
   Section 9.5   Indemnity
   Section 9.6   Landlord's Right to Enter
   Section 9.7   Personal Property at Tenant's Risk
   Section 9.8   Yield Up
   Section 9.9   Estoppel Certificate
   Section 9.10  Landlord's Expenses Re Consents
   Section 9.11  Rules and Regulations
   Section 9.12  Holding Over
   Section 9.13  Assignment and Subletting
   Section 9.14  Overloading and Nuisance

SECTION 10-Casualty or Taking
   Section 10.1  Abatement of Rent
   Section 10.2  Landlord's Right Of Termination
   Section 10.3  Restoration
   Section 10.4  Section Award
   Section 10.5  Temporary Taking
   Section 10.6  No Liability On Account Of Injury To Business, Etc.

SECTION 11-Default
   Section 11.1  Event of Default
   Section 11.2  Remedies
   Section 11.3  Remedies Cumulative
   Section 11.4  Landlord's Right to Cure Defaults
   Section 11.5  Effect of Waivers of Default
   Section 11.6  No Accord and Satisfaction
   Section 11.7  Interest on Overdue Sums
   Section 11.8  Cost and Expenses

SECTION 12-Mortgages
   Section 12.1  Rights of Mortgage Holders
   Section 12.2  Lease Subordinate

SECTION 13-Miscellaneous Provisions
   Section 13.1  Notices from One Party to the Other
   Section 13.2  Lease Not to be Recorded;Notice of Lease
   Section 13.3  Bind and Inure; Limitation of Landlord's Liability
   Section 13.4  Acts of God
   Section 13.5  Landlord's Default
   Section 13.6  Brokerage
   Section 13.7  Miscellaneous

   Section 13.8  Security Deposit/Letter of Credit
   Section 13.9  Leasehold Lot
   Section 13.10 Americans With Disabilities Act
   Section 13.11 Hazardous Materials
   Section 13.12 Substitute Space
   Section 13.13 Option to Extend
   Section 13.14 Financial Statements
   Section 13.15 Termination of Prior Lease
   Section 13.16 Building Sign
   Section 13.17 Twenty Four Hour Access

                                      LEASE

                                    SECTION 1

                                 Reference Data

     Section 1.1 Reference Information. Reference in this Lease to any of the following shall have the meaning set forth below:

Date of this Lease:                       February ___, 2004

Premises:                                 That portion (shown as outlined on
                                          Exhibit A) of the Building on the Lot
                                          known as and numbered 200 Crossing
                                          Boulevard in Framingham,
                                          Massachusetts, consisting of
                                          approximately 31,179 rentable square
                                          feet of which approximately 26,072
                                          rentable square feet (the "Original
                                          Premises") is located on the fifth
                                          (5th) floor of the Building and
                                          approximately 5,107 rentable square
                                          feet (the "Expansion Space") are
                                          located on the fourth (4th) floor of
                                          the Building.

Landlord:                                 NDNE 9/90 200 Crossing Boulevard LLC

Address of Landlord:                      c/o National Development
                                          2310 Washington Street
                                          Newton Lower Falls, Massachusetts
                                          02162

Tenant:                                   Netezza Corporation, a Delaware
                                          corporation

Address of Tenant:                        200 Crossing Boulevard
                                          Framingham, Massachusetts 01701

Landlord's Construction Representative:   Mark L. Paris

Tenant's Construction Representative:     Patrick J. Scannell

Anticipated Commencement Date:            Not applicable.

Commencement Date:                        As specified in Section 3.1.

Original Term: Four (4) years beginning on the Commencement Date; provided, however, if the Commencement Date is other then the first day of a calendar month, the partial calendar month falling between the Commencement Date and the first day of the first full calendar month immediately following the Commencement Date shall be included in the Term of this Lease and the Original Term shall include such partial calendar month.

Premises Square Footage:                  Agreed to be 31,179 rentable square
                                          feet.

Annual Fixed Rent:

   Period       Annual Fixed Rent   Annual Fixed Rent
   ------       -----------------   -----------------
                   (per annum)      (monthly payment)
Original Term      $623,580.00          $51,965.00

Notwithstanding the foregoing to the contrary, provided that no Event of Default by Tenant shall exist and be continuing, Tenant shall be entitled to a credit in the amount of Four Thousand One Hundred Sixty Six and 66/100ths ($4,166.66) Dollars against each of the first six (6) monthly payments of Annual Fixed Rent but in no event shall such credit exceed Twenty Five Thousand ($25,000.00) Dollars.

Annual Base Operating Costs: An amount equal to the Operating Costs for the Property during the calendar year January 1, 2002 through December 31, 2002 provided, however, that Park Common Expenses shall be excluded from the Annual Base Operating Costs.

Annual Base Real Estate Taxes: An amount equal to the Real Estate Taxes for the Property applicable to the fiscal tax year July 1, 2002 to June 30, 2003.

Permitted Uses: General Office, including sales, service, training, research and development to the extent permitted by applicable zoning by-laws, codes, ordinances and statutes.

Security Deposit: Three Hundred Ten Thousand One Hundred Seventy and No/100ths ($310,170.00).

Additional Rent: Any sum or payment designated under this Lease as constituting "Additional Rent" or "additional rent" including, without limitation, payments by Tenant on account of (i) Operating Cost Escalation under Section 5 and (ii) Real Estate Tax Escalation under Section 6.

Brokers: None.

Building: The approximately 123,750 square foot building erected on the Fee Lot and all alterations and additions thereto and replacements thereof.

Building Square Footage: Agreed to be 123,750 rentable square feet.

Business Day: All days except Sundays and legal holidays.

Business Hours: 8:00 a.m. to 6:00 p.m. on all Business Days except Saturdays from 8:00 a.m. to 1:00 p.m.

Cross Easement: The Cross Easement attached hereto as Exhibit H together with any amendments thereto from time to time.

Entire Leasehold Lot: As defined in Section 6.1 hereof. The Leasehold Lot is part of the Entire Leasehold Lot.

Fee Lot: The lot or parcel of land on which the Building is located and more particularly set forth in Exhibit B.

Ground Lease: The Indenture of Lease dated as of August 15, 1980, between the Inhabitants of The Town of Framingham ("Town") as landlord and The First National Bank of Boston (Bank of Boston) notice of which is recorded with the Middlesex South Registry of Deeds (The Registry) in Book 14306, Page 282 (the "Original Ground Lease"). The interest of The Bank of Boston as tenant under the Original Ground Lease was assigned to 9/90 Crossing Associates Limited Partnership ("9/90") pursuant to that certain lease assignment dated as of July 29, 1987, and recorded with the Registry in Book 18428, Page 050. The interest of "9/90" as tenant under the Original Ground Lease was further assigned by "9/90" to Rose Holding, Inc. ("Rose") pursuant to that certain Lease Assignment dated as of June 10, 1994, recorded with the Registry in Book 24620, Page 63. The Original Ground Lease was amended by amendment to lease dated the August, 1996, by and between the Town and Rose. All references herein to the Original Ground Lease shall mean the Original Ground Lease as so assigned and amended. The interest of Rose as tenant under the Ground Lease under the Original Ground Lease insofar as it relates to the Leasehold Lot was assigned to the Landlord hereunder by Assignment and Assumption of Leasehold Interest dated January 21, 1998 from Rose to Landlord (the "Rose Partial Assignment"). All references in this Lease to the Ground Lease shall mean the Original Ground Lease as assigned to Landlord by the Rose Partial Assignment as it may be further assigned or amended from time to time and, for purposes hereof, the premises thereunder shall be deemed to include only the Leasehold Parking Area and all obligations of Landlord as tenant thereunder related solely to the Leasehold Parking Area.

Guarantor: N/A.

Leasehold Lot: Parcel B-2 as described in Exhibit B on which the Leasehold Parking Area is located, subject to adjustments in the boundaries thereof from time to time.

Leasehold Parking Area: The areas designated as the Leasehold Parking Area on Exhibit C attached hereto and any alteration or replacement thereof designated by Landlord in writing to Tenant.

Lot or Lots: The Fee Lot and the Leasehold Lot, as the same may be configured and constituted from time to time.

Maximum Number of Parking Spaces: Four (4) spaces per 1,000 rentable square feet included in the Premises.

Park: The term "Park" shall mean the land described in Exhibits A-4 and A-2 of the Park Covenants together with other land hereafter added thereto under the Park Covenants and together with the buildings, structures and other improvements as may, from time to time, be constructed thereon, and all of which are referred to in the Park Covenants as "9/90 Corporate Center".

Park Common Expenses: As defined in Section 5.1.

Park Covenants: The Amended and Restated Declaration of Covenants, Restrictions, Development Standards and Easements attached hereto as Exhibit G together with any amendments thereto from time to time.

Property: The Building, the Lots and the Leasehold Parking Area.

Public Liability Insurance Limit:

Bodily Injury         Combined single limit of $4,000,000, or such greater
and Property Damage   amount as reasonably required by Landlord from time to
                      time.

Tenant Plan Delivery Date: Not Applicable.

Tenant's Electrical Percentage Share: As defined in Section 8.3 (Initially, 59.8%).

Tenant's Proportionate Share: Twenty Five and Two Tenths (25.2%) Percent.

Term of this Lease: The Original Term and any proper extension period extending the Original Term.

     Section 1.2 Exhibits. The following Exhibits are attached to and incorporated in this Lease:

     Exhibit A:   Plan of Premises
     Exhibit A-1: Site Plan of Building and Lot (includes Leasehold lot)
     Exhibit B:   Lot
     Exhibit C:   Leasehold Parking Area
     Exhibit D:   None
     Exhibit E    Landlord's Cleaning Specifications
     Exhibit F:   Rules and Regulations
     Exhibit G:   Park Covenants
     Exhibit H:   Cross Easement
     Exhibit I:   List of Plans Showing "Approved Tenant's TI Work"

                                    SECTION 2

                                Premises and Term

     Section 2.1 Premises. Landlord hereby leases and demises the Premises to Tenant and Tenant hereby leases the Premises from Landlord, subject to any and all existing easements, restrictions and encumbrances and other matters of record and subject to the terms and provisions of this Lease.

     Section 2.2 Term. TO HAVE AND TO HOLD for the Original Term (as defined in
Section 1.1) unless sooner terminated pursuant to the terms of this Lease.

     Section 2.3 Appurtenant Rights and Reservations.

     (a) Tenant shall have, as appurtenant to the Premises, the non-exclusive right to use, and permit its invitees to use in common with others, public or common lobbies, hallways, stairways, elevators and common walkways necessary for access to the Building, the common toilets, corridors and elevator lobby of such floor; but such rights shall always be subject to the rules and regulations from time to time established by Landlord pursuant to this Lease and to the right of Landlord to designate and change from time to time areas and facilities so to be used. Tenant and its employees shall also have the non-exclusive right to use, in common with others entitled thereto, such other common areas and facilities in or appurtenant to the Building as Landlord may from time to time designate and provide. Tenant and its employees shall also have the non-exclusive right to use, in common with others from time to time entitled thereto, the parking areas located on the Fee Lot and the Leasehold Parking Area for the parking of registered and insured motor vehicles.

     (b) Excepted and excluded from the Premises are exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator shafts, fan rooms, mechanical, electric and telephone closets, janitor closets, freight elevator vestibules and pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building, but included in the Premises are all entry doors to the Premises and all special installations of Tenant, such as interior stairs, special flues and special air conditioning facilities. Landlord reserves the right from time to time, without unreasonable interference with Tenant's use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, shafts, wires and appurtenant fixtures, wherever located in the Premises or Building, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. Landlord reserves the exclusive use of all fan rooms, electric and telephone closets, janitor closets, freight elevator vestibules, pipes, ducts, conduits, wires and appurtenant fixtures located within the Premises which serve exclusively or in common other parts of the Building. Landlord shall, in its exercise of rights under this Section 23(b), use reasonable efforts to avoid or minimize any inconvenience to Tenant and Tenant's use and enjoyment of the Premises.

                                    SECTION 3

                                  Improvements

     Section 3.1 Landlord's Work.

     (a) Landlord agrees to (i) disassemble certain work stations which are in the location of the new demising wall referenced in (ii) below and necessary to be removed in order to construct the demising wall (ii) install a demising wall for the Expansion Space where noted on Exhibit A attached hereto (iii) remove work stations in the Expansion Space not being utilized by Tenant and of which Tenant gives Landlord written notice on or before February 15, 2004 and (iv) remove one (1) conference room table (collectively (i), (ii), (iii) and (iv) being "Landlord's Work") at Landlord's sole cost and expense on or before the Commencement Date, utilizing quality material and construction practices. The Landlord's Work will be performed by Landlord's general contractor. Landlord agrees to use good faith diligent efforts to complete the Landlord's Work on or before the Commencement Date. With the exception only of Landlord's Work, the Premises shall be leased to Tenant in its "as is, where is" condition as of the date hereof and on the Commencement Date and Landlord shall not be required to make nor to pay for any alterations or improvements necessary or required in connection with Tenant's use and/or occupancy of the Premises.

     Landlord shall use good faith efforts to complete the Landlord's Work and deliver the Expansion Space to Tenant broom-clean and free of all occupants on or before March 1, 2004. The Commencement Date of this Lease shall be the first to occur of (i) the date of substantial completion of the Landlord's Work and the Approved Tenant's TI Work (as defined in Section 3.2(b) and delivery of the Expansion Space broom-clean and free of all occupants or (ii) the date upon which Tenant commences use or occupancy of all or any part of the Expansion Space for the Permitted Uses as opposed to mere entry for the limited purposes allowed in connection with an Early Entry (as hereafter defined).

     At such time and to the extent that Landlord shall reasonably determine that Landlord's Work (as said term is hereafter defined) has progressed to the point that entry by Tenant or Tenant's contractors will not materially interfere with the performance and completion of Landlord's Work, Landlord shall permit Tenant, Tenant's employees and Tenant's contractors and vendors to enter the Premises prior to the Commencement Date ("Early Entry") in order to perform Tenant's TI Work and installations of telecommunications, voice and data systems, furniture and other equipment. Such Early Entry shall be upon and subject to all of the terms, covenants and provisions of this Lease notwithstanding that the Commencement Date shall not then have occurred except that Tenant shall not be responsible for the payment of Basic Rent and Additional Charges pursuant to Sections 5 and 6 hereof until the occurrence of the Commencement Date.

     Tenant shall have the right, but not the obligation, to, within thirty (30) days after the Commencement Date, have the rentable square footage of the Expansion Space measured by an architect or engineer selected by Tenant and approved by Landlord which approval will not be unreasonably withheld. If Tenant fails to complete such measurement and deliver a copy thereof to Landlord together with a notice (a "Measurement Notice") claiming a right to remeasurement hereunder within thirty (30) days after the Commencement Date, such failure shall constitute a waiver on the part of the Tenant to thereafter measure or challenge the rentable square footage of the Expansion Space. If such Measurement Notice and related measurement of the rentable square footage of the Expansion Space is delivered to Landlord within such thirty (30) day period, then Landlord and Tenant shall promptly meet in an attempt to resolve their differences as to the rentable square footage of the Expansion Space and pending resolution of such differences, the Expansion Space shall be deemed to continue to have rentable square footage set forth in this Lease. Upon agreement or final resolution by a court of competent jurisdiction as to the rentable square footage of the Expansion Space, the Annual Fixed Rent and Tenant's Proportionate Share shall be adjusted to take into account any increase or decrease of the rentable square footage resulting from such measurement. Tenant's architect or engineer shall use Landlord's measurement method for the calculation of rentable square footage in the Building in determining rentable square footage of the Premises. Upon request of Landlord, Tenant shall promptly execute a declaration setting forth the actual Commencement Date of this Lease as well as any adjustment to the rentable square footage of the Premises and Tenant's Proportionate Share resulting from remeasurement of the Expansion Space by Tenant.

     Section 3.2 Tenant's TI Work. (a) Tenant shall have the right to make alterations and improvements to the Expansion Space as well as related work in the Original Premises (the "Tenant's TI Work") at Tenant's sole cost and expense pursuant to plans and specifications therefor which shall be subject to the prior approval of Landlord, which approval will not be unreasonably withheld or delayed. The Tenant's TI Work shall be performed on behalf of Tenant by Cranshaw Construction of New England ("Cranshaw") at Tenant's sole cost and expense (except as provided in Section 3.2(b) hereof) and shall be coordinated with the Landlord's Work. Cranshaw will seek competitive bids from subcontractors for subcontract work related to the Tenant's TI Work and will include on the subcontractor bid list, subcontractors recommended by Tenant. All work done by Cranshaw shall be performed on as so-called "open book basis". The fee payable to Cranshaw in connection with acting as general contractor for the Tenant's TI Work will be five (5%) percent of the cost of the work inclusive of general and special conditions. Landlord shall not be required to approve any improvements or any Tenant's TI Work which are not conformity with plans and specifications for the Building or which are not approved by Landlord's architect or which do not comply with applicable law, ordinances or codes.

     (b) Landlord hereby approves the Tenant's TI Work shown on Exhibit I (the "Approved Tenant's TI Work"). Landlord shall retain Cranshaw Construction to perform the Approved Tenant's TI Work shown on the Plans listed in Exhibit I at Landlord's cost and expense, subject to Tenant's obligation to pay the Tenant's Share (as hereafter defined). Tenant shall pay Landlord the amount of $25,000.00 (the "Tenant's Share") toward the cost of the Approved Tenant's TI Work as Additional Rent under this Lease within fourteen (14) days after invoice therefore by Landlord, which invoice shall not be rendered prior to the Commencement Date.

     Section 3.3 General Provisions Applicable to Construction. All construction work required or permitted by this Lease, whether by Landlord or by Tenant, shall be done in a good and workmanlike manner and in compliance with all applicable laws and all ordinances, regulations and orders of governmental authority and insurers of the Building. Either party may inspect the work of the other at reasonable times and shall give notice of observed defects. All of Landlord's obligations under Section 3 shall be deemed to have been performed when Landlord provides Tenant with a written notice that Landlord's Work has been completed, except for items which are incomplete or do not conform with the requirements of Section 3 and as to which Tenant shall in either case have given notice to Landlord within 30 days after receipt of the written notice described above (except for latent defects which cannot reasonably be discovered within such thirty (30) days), and Landlord's obligations with respect to the items included in such notice shall be deemed to have been performed ten (10) Business Days after Landlord shall have notified Tenant in writing that the same have been completed unless during such ten day period Tenant shall give written notice to Landlord to the contrary.

     Section 3.4 Changes in Lot. Landlord reserves the right to change the layout, design, boundaries, location and plans for the Lot and Leasehold Parking Area and for parking and roadways thereon or serving the same at any time and to add to or reduce or reconfigure the size of the Lot; provided that no reduction in the size of the Lot or Leasehold Parking Area may adversely affect the Building or the number of parking spaces made available to Tenant under this Lease or access ways serving the Building, and no work done under this Section
3.4 shall materially adversely affect Tenant's use and enjoyment of the Premises, including parking .

                                    SECTION 4

                                   Annual Rent

     Section 4.1 The Annual Rent. Tenant shall pay all Annual Fixed Rent and Additional Rent to Landlord at the Address of Landlord or at such other place or to such other person or entity as Landlord may by notice to Tenant from time to time direct in equal installments equal to 1/12th of the Annual Fixed Rent and Additional Rent from time to time payable hereunder in advance on the first day of each calendar month included in the Term of this Lease, and for any portion of a calendar month at the beginning or end of the Term of this Lease, at that rate payable in advance for such portion. Tenant shall pay a late charge equal to four (4%) percent of the amount of any Annual Rent or Additional Rent payment or other charge which is not paid within five (5) days of written notice from Landlord that such amount is overdue.

     The Annual Fixed Rent and Additional Rent and all other sums payable hereunder to Landlord shall be paid without notice or demand and without setoff, abatement, suspension, deferment. Except as otherwise expressly provided in this Lease or by operation of law or by final decree or final judgment of any court having jurisdiction, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease, nor shall the obligations and liabilities of Tenant set forth herein be otherwise affected. Except as expressly provided in this Lease, Tenant waives all rights to (i) any abatement, suspension, deferment, reduction or deduction of or from the Annual Fixed Rent and the Additional Rent or (ii) quit, terminate or surrender this Lease or the Premises or any part thereon. Except as expressly provided in this Lease, Tenant covenants and agrees that it will remain obligated under this Lease in accordance with all of its terms and provisions, and that it will not take any action to terminate, rescind or avoid this Lease or any portion thereof, notwithstanding the bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding-up or other proceeding affecting Landlord or any assignee of Landlord in any such proceeding.

                                    SECTION 5

                            Operating Cost Escalation

     Section 5.1 Operating Cost Escalation. Tenant shall pay to Landlord, as Additional Rent, Operating Cost Escalation (as defined below) on or before the 10th day following receipt by Tenant of Landlord's Operating Cost Statement (as defined below). After the end of each calendar year during the term and after Lease termination, Landlord shall render a statement ("Landlord's Operating Cost Statement") in reasonable detail and according to usual accounting practices, certified by Landlord, and showing for the preceding calendar year or fraction thereof, as the case may be, Landlord's Operating Costs (as defined below). Landlord's Operating Costs shall include, without limitation, premiums for insurance covered by Landlord with respect to the Property; compensation and all fringe benefits, worker's compensation, insurance premiums and payroll taxes paid by Landlord to, for or with respect to all persons engaged in the managing, operating, maintaining or cleaning of the Property below the grade of property manager; water and sewer use charges for the Property; all utility charges attributable to the interior and exterior common areas and facilities of the Property; payments to contractors and management companies under service or management contracts (or other costs incurred directly by Landlord or its agents) for operating, managing, cleaning, maintaining and repairing the Property, including, without limitation, management fees, Building cleaning, window cleaning, pest extermination, trash removal, landscaping, snow removal and repair and maintenance to elevators, the HVAC, electric and plumbing systems and parking areas (which payments may be to affiliates of Landlord, provided the same are at reasonable rates), and all other reasonable and necessary costs and expenses paid in connection with the cleaning, operating, managing, maintaining, replacing and repairing of the Building or any other portion of the Property (except for capital repairs to or capital replacements of the roof or the foundation or structure of the Building which shall be made by Landlord at its sole cost and expense and not passed through as Operating Costs). The following capital repairs and capital replacements are the only categories of capital expenditure that may be included in Operating Costs and the same may be included on an amortized basis only, as set forth below: (a) capital expenditures required to comply with laws enacted or requirements of laws applicable after the date of this Lease or (b) capital expenditures to repair or replace building systems or components thereof. Capital expenditures made pursuant to the preceding sentence shall be amortized over the useful life of the item in question with interest thereon at an annual rate equal to two (2%) percent above the base rate (prime rate) of Fleet Bank of Boston (or any other Bank having offices in Boston, Massachusetts chosen by Landlord) from time to time, shall be included in Landlord's Operating Costs. Without limiting the generality of the foregoing, it is also expressly understood and agreed that (a) all costs, expenses and charges (collectively, the "Park Common Expenses") of any kind or nature charged or assessed to the Property (or any part thereof) under the Park Covenants and/or Cross Easement, as either the same may be amended, restated, modified, changed, supplemented or substituted from time to time and (b) the cost of all insurance required to be carried by Landlord under the Ground Lease or which Landlord carries under the Ground Lease shall be included in Operating Costs. Tenant also agrees that, at the option of Landlord, the entire cost of all replacements of component parts of machinery and equipment which require periodic replacement or regularly wear out may be treated as an expense and shall be fully included as part of Landlord's Operating Costs without the need to amortize or depreciate the same

     In determining Landlord's Operating Costs, if less than 95% of the Building shall have been occupied by tenants and fully used by them, at any time during the year, Landlord's

Operating Costs which vary directly with the level of Building occupancy (such as cleaning and trash removal) shall be extrapolated to an amount equal to the like operating expenses that would normally be expected to be incurred had such occupancy been 95% and had such full utilization been made during the entire period, but those Operating Costs which do not vary directly with the level of Building occupancy (such as security costs, snow plowing, utilities to common areas and the like) shall not be so extrapolated.

     "Operating Cost Escalation" shall be equal to Tenant's Proportionate Share of the excess, if any, of:

     (a) Landlord's Operating Costs for each calendar year as indicated by Landlord's Operating Cost Statement; over

     (b) The Annual Base Operating Costs.

     Notwithstanding the above calculation, in no event shall Operating Cost Escalation be less than zero.

     Tenant acknowledges that Landlord's formula for sharing of Landlord's Operating Costs stated in this Lease is based on the assumption that Landlord will be providing substantially similar services to all tenants in the Property from year to year. If this assumption is not, in fact, correct, that is, if Landlord is not furnishing any particular work or service (the cost of which, if performed by Landlord, would be included in Landlord's Operating Costs) to a tenant who has undertaken to perform such work or service in lieu of the performance thereof by Landlord, Operating Costs shall be deemed, for purposes of this paragraph, to be increased by an amount equal to the additional Operating Costs which would reasonably have been incurred during such period by Landlord if it had, at its own expense, furnished such work or service to such tenant.

     Operating Cost Escalations shall be apportioned for any calendar year in which the Term of this Lease commences or ends. Notwithstanding any other provision of this Section 5.1, if the Term expires or is terminated as of a date other than the last day of a calendar year, then for such fraction of a calendar year at the end of the Term of this Lease, Tenant's last payment to Landlord under this Section 5.1 shall be made on the basis of Landlord's best estimate of the items otherwise includable in Landlord's Operating Cost Statement and shall be made on or before the later of (a) thirty (30) days after Landlord delivers such estimate to Tenant, or (b) the last day of the Term of this Lease, with an appropriate reconciliation and payment or refund to be made upon submission of a final Landlord's Operating Cost Statement.

     Section 5.2 Estimated Operating Cost Escalation Payments. If, with respect to any calendar year or fraction thereof during the Term of this Lease, Landlord reasonably estimates that Tenant shall be obligated to pay Operating Cost Escalation, then Tenant shall pay, as Additional Rent, on the first day of each month of such calendar year and each ensuing calendar year thereafter, estimated monthly escalation payments equal to 1/12th of the estimated Operating Cost Escalation for the respective calendar year, with an appropriate additional payment or refund to be made within 30 days after Landlord's Operating Cost Statement is delivered to Tenant. Landlord may adjust such estimated monthly escalation payment from time to time and at any time during a calendar year, and Tenant shall pay, as Additional Rent, on the first day of each month following receipt of Landlord's notice thereof (which notice shall be accompanied by appropriate documentation supporting such adjustment), the adjusted estimated monthly escalation payment.

                                    SECTION 6

                           Real Estate Tax Escalation.

     Section 6.1 Real Estate Tax Escalation. Tenant shall pay to Landlord, as Additional Rent, Real Estate Tax Escalation (as defined below) on or before the thirtieth (30th) day following billing therefor by Landlord.

     As used herein, the term "Real Estate Taxes" shall mean all taxes, assessments (special, betterment or otherwise), levies, fees, water and sewer rents and charges, and all other government levies and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are allocable to the term hereof and imposed or levied upon or assessed against the Property or any rent or other sums payable by any tenants or occupants thereof. Notwithstanding anything to the contrary contained in the Lease, the following shall be excluded from Taxes, inheritance, estate, succession, transfer, gift, franchise, or capital stock tax or (except to the extent the same are in substitution, in whole or in part, for ad valorem real estate taxes) any income taxes arising out of or related to ownership and operation of income-producing real estate, or any excise taxes imposed upon Landlord based upon gross or net rentals or other income received by it, provided, however, that if at any time during the term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, or in lieu of increases therein, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Property or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based, in whole or in part, upon gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based ("Substitute Taxes"), shall be included as real estate taxes hereunder, provided, however, that Substitute Taxes shall be limited to the amount thereof as computed at the rates that would be payable if the Property were the only property of Landlord. The term "real estate taxes" shall also mean all real estate taxes and assessments (or any substitute therefor) which are charged, assessed or paid by Landlord for and with respect to the Property under the Park Covenants. The term "Real Estate Taxes" shall also mean and include the "Lot's Pro Rata Share" (as said term is hereinafter defined) of all "Ground Lease Taxes" (as said term is hereinafter defined) on the Entire Leasehold Lot. The term Entire Leasehold Lot shall mean the entire Lot B (of which the Leasehold Lot forms a part) as Lot B is shown on that certain plan entitled Subdivision Plan of Land in Framingham, Massachusetts, prepared for Rose Holding, Inc. by Vanasse Hangen Brustlin, Inc., Scale: 1 Inch = 60 Feet, dated June 5, 1996, revised June 13, 1996. As used herein, the term "Ground Lease Taxes" shall mean all Taxes (said term is defined in the Ground Lease) with respect to the Entire Leasehold Lot (of which the Leasehold Lot is a part) as set forth in Article 4 of the Ground Lease. If by reason of the fact that the Town of Framingham is the owner of Entire Leasehold Lot or just the Leasehold Lot, taxes are not assessed, levied, confirmed or imposed on or with respect to the Entire Leasehold Lot or the Leasehold Lot, then for the period between the Commencement Date and the expiration of the term of the Ground Lease, Ground Lease Taxes shall include such amounts ("Alternative Taxes") as the tenant under the Ground Lease would have been obligated to pay with respect to the Entire Leasehold Lot had Landlord, as the tenant under the Ground Lease, been the owner of the Entire Leasehold Lot. If taxes and assessments should ever be assessed against the Leasehold Lot separate and apart from the Entire Leasehold Lot or if the "Alternative Taxes" are separately payable under the Ground Lease with respect only to the Leasehold Lot separate and apart from the Entire Leasehold Lot, then the term "Real Estate Taxes" during such period shall include 100% of such taxes and assessments or Alternative Taxes allocable to the Leasehold Lot. As used herein, the term "Lot's Pro Rata Share" shall mean the quotient derived by dividing the square footage of the Leasehold Lot by the square footage of the Entire Leasehold Lot.

     "Real Estate Tax Escalation" shall be equal to Tenant's Proportionate Share of the excess, if any, of:

     (a) Real Estate Taxes for the applicable tax fiscal year occurring during the term; over

     (b) the Annual Base Real Estate Taxes.

     Notwithstanding the above calculation, in no event shall Real Estate Tax Escalation be less than zero.

     Notwithstanding any other provision of this Section 6.1, if the Term of this Lease expires or is terminated as of a date other than the last date of a tax fiscal year, then for such fraction of a tax fiscal year at the end of the term, Tenant's last payment to Landlord under this Section 6.1 shall be made to reflect that only a portion of such tax fiscal year falls within the term of this Lease and shall be made within 10 days after Landlord bills Tenant therefor.

     Section 6.2 Real Estate Escalation Payments. If, with respect to any tax fiscal year or fraction thereof during the term, Landlord reasonably estimates that Tenant shall be obligated to pay Real Estate Tax Escalation, Tenant shall pay, as Additional Rent, on the first day of each month of such tax fiscal year and each ensuing tax fiscal year thereafter, estimated monthly escalation payments equal to 1/12th of the estimated Real Estate Tax Escalation for the respective tax fiscal year, with an appropriate additional payment or refund to be made within 30 days after Landlord's delivery of the tax bills for such period to Tenant. Landlord may adjust such estimated monthly escalation payment from time to time and at any time during a tax fiscal year, and Tenant shall pay, as Additional Rent, on the first day of each month following receipt of Landlord's notice thereof, the adjusted estimated monthly escalation payment.

     Section 6.3 Tenant Audit Right. Tenant shall have the right to audit the applicable records of Landlord to confirm that the charges billed to Tenant under Sections 5 and 6 are proper and conform to the provisions of such Sections. Such right shall be exercisable by Tenant within three (3) months after Tenant's receipt of Landlord's annual statement of such charges. Landlord shall cooperate with Tenant in providing Tenant reasonable access to Landlord's books and records during normal business hours to enable Tenant to audit Landlord's books and records as they relate to any costs or expenses passed through to Tenant pursuant to any provisions of this Lease. If the audit discloses any overpayment on the part of Tenant, then Tenant shall be entitled to a credit on the next succeeding installment of rent for an amount equal to the overcharge plus interest on the amount of such overcharge from the date on which same was paid by Tenant until the date refunded by Landlord at the prime rate then published in The Wall Street Journal, and such credit shall be extended to succeeding installments of rent in the event such overcharge exceeds the amount of the next succeeding such installment and, in the event the term of this Lease has expired or been earlier terminated, then Tenant shall be entitled to a refund of such excess from Landlord within thirty (30) days after such date or expiration or earlier termination. In addition, in the event such audit by Tenant discloses such an overcharge in excess of the five percent (5%) of the amount payable in accordance with Sections 5 and 6, then Landlord shall pay to Tenant the reasonable out of pocket costs and expenses of such audit, not to exceed $1,500.00 in the aggregate paid by Tenant to an independent third party auditor. Tenant agrees to keep the results of such audit strictly confidential and shall require its auditor to likewise keep the results of such audit strictly confidential.

                                    SECTION 7

                                    Insurance

     Section 7.1 Tenant's Insurance. Tenant shall, at Tenant's sole cost and expense, maintain throughout the term the following insurance:

     (a) Commercial general liability insurance for any injury to person or property occurring on the Property, naming as insureds Tenant, Landlord and such persons, including, without limitation, Landlord's managing agent, as Landlord shall designate from time to time, in amounts which shall, at the beginning of the Term of this Lease, be at least equal to the limits set forth in Section 1, and, from time to time during the Term of this Lease, shall be for such higher limits as are reasonably required by Landlord; and

     (b) Worker's compensation insurance with statutory limits covering all of Tenant's employees working at the Premises.

     Section 7.2 Requirements Applicable to Insurance Policies. All policies for insurance required under the provisions of Section 7.1 shall be obtained from responsible companies qualified to do business in the Commonwealth of Massachusetts and in good standing therein, which companies and the amount of insurance allocated thereto shall be subject to Landlord's approval. Tenant agrees to furnish Landlord with insurance company certificates of all such insurance and copies of the policies therefor prior to the beginning of the term hereof and of each renewal policy at least thirty (30) days prior to the expiration of the policy it renews. Each such policy shall be noncancellable with respect to the interest of Landlord and such mortgagees without at least thirty (30) days' prior written notice thereto.

     Section 7.3 Waiver of Subrogation. All insurance which is carried by either party with respect to the Property or to furniture, furnishings, fixtures or equipment therein or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insureds or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury. On reasonable request, each party shall be entitled to have duplicates or certificates of policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance.

                                   SECTION 8

                              Landlord's Covenants

     Section 8.1 Quiet Enjoyment. Tenant, on paying the rent and performing its obligations hereunder, shall peacefully and quietly have, hold and enjoy the Premises throughout the term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to all the terms and provisions of this Lease.

     Section 8.2 Maintenance and Repair. Subject to the provisions of Section 10, Landlord shall maintain the roof, structural supports, foundation and exterior of the Building and all standard plumbing, electrical, mechanical, heating, ventilating and air conditioning systems installed by Landlord (but excluding all special or non-standard systems installed by Tenant or by Landlord at Tenant's request) in good condition and shall maintain and clean the common areas of the Building and the Lot, the cost of which shall be included in Landlord's Operating Costs except to the extent not permitted pursuant to
Section 5.1.

     Section 8.3 Electricity. Landlord shall have the right, but not the obligation, to install a separate meter in or serving the Premises to measure electricity usage for lights and plugs in the Premises. If electricity for lights and plugs serving the Premises is separately metered in the future for the New Premises, then the cost of all electricity for lights and plugs as measured by such separate meter will be the sole responsibility of the Tenant and the Tenant shall make payment of all such electricity costs directly to the utility company furnishing such electricity as and when the same is due and payable. Tenant acknowledges and agrees that the Premises are not presently separately metered for electricity but, rather, electricity usage for the entirety of the fourth floor and fifth floor of the Building (collectively the "Fourth and Fifth Floors") on which the Premises are located and of which the Premises form a part, are measured by a separate meter (the "Fourth and Fifth Floor Meter"). Accordingly, Tenant covenants and agrees to pay Landlord monthly within ten (10) days of being billed therefor, as additional rent, a sum equal to Tenant's Electrical Charge (as said term is hereinafter defined). As used herein, "Tenant's Electrical Charge" shall mean an amount equal to the product obtained by multiplying (a) the total electrical charges for the entire Fourth and Fifth Floors as measured by the Fourth and Fifth Floor Meter (the "Billed Amount") for the applicable period by (b) the Tenant's Electrical Percentage (as said term is hereinafter defined). As used herein, the term "Tenant's Electrical Percentage" shall mean a fraction (expressed as a percentage), the numerator of which shall be the rentable square footage of the Premises as set forth in this Lease and the denominator of which shall be the rentable square footage of the Fourth and Fifth Floors, namely, approximately 52,114 rentable square feet; provided, however, that if one hundred (100%) percent of the rentable square footage on the Fourth and Fifth Floors is not leased and occupied during any particular period for which Tenant's Electrical Charge is payable, then (a) the Billed Amount with respect to the applicable period for which the Tenant's Electrical Charge is being computed shall be deemed reduced by a dollar amount equal to the product obtained by multiplying (i) 8.33 cents ($0.0833) by (ii) the number of rentable square feet on the Fourth and Fifth Floors vacant during the applicable period and (b) the denominator used in calculating Tenant's Electrical Percentage (and Tenant's Electrical Charge) for such period shall be the rentable square footage on the Fourth and Fifth Floors which is in fact leased and occupied during the same applicable period, Initially, at the date of this Lease, based on the foregoing, Tenant's Electrical Percentage is 59.8% but is subject to adjustment as set forth above. Tenant's Electrical Percentage, subject to adjustment pursuant to Section 3.1, is 59.8%. If in Landlord's judgment, Tenant's use of electricity is in excess of normal office usage or shall result in an additional burden on the Building's utility systems or additional cost on account thereof, as the case may be, Tenant shall upon demand reimburse Landlord for all additional costs related thereto. Landlord, at Tenant's expense, shall replace. and install all ballasts, lamps and bulbs (including, but not limited to, incandescent and fluorescent) used in the Premises. All such replacements shall be of a type, color and size as shall be designated by Landlord. Landlord shall not in any way be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if the quantity, character, or supply of electricity is changed or is no longer available or suitable for Tenant's requirements.

     To the extent separately metered and billed to Tenant, Tenant shall also pay directly to the proper authorities charged with the collection thereof all charges for water, sewer, gas, electricity (except for electricity measured by the Fourth and Fifth Floor Meter), fire protection and other utilities (except for electricity measured by the Fourth and Fifth Floor Meter) used or consumed on the Premises by Tenant or any party claiming by, through or under Tenant, whether called charge, tax, assessment, fee or otherwise, all such charges to be paid as the same from time to time become due. It is understood and agreed that Tenant shall make its own arrangements for obtaining service from such utilities and that Landlord shall not be liable for any interruption or failure in the supply of any such utilities to the Premises. If Tenant is not charged directly by the respective utility for any of such utilities or services, Tenant shall from time to time, within ten (10) days of Landlord's invoice therefor, pay to Landlord such charges and services from the utility company.

     Section 8.4 HVAC. Landlord shall, on Business Days and generally during Business Hours furnish heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Premises under normal business operation at an occupancy of not more than one (1) person per 150 square feet of usable floor area. If Tenant shall require air-conditioning, heating or ventilation outside the hours and days above specified, Landlord shall furnish such service and Tenant shall pay to Landlord therefor such charges as may from time to time be in effect. In the event Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building system or in . any other way interferes with the system's ability to perform adequately its proper functions, or which affects the temperature otherwise maintained by the air-conditioning system, supplementary systems may, if and as needed, at Landlord's option, be provided by Landlord, at Tenant's expense.

     Section 8.5 Cleaning. Landlord shall provide nightly cleaning services for the Premises (Mondays through Fridays only) including removal and disposal of usual office trash and refuse as described in Exhibit E.

     Section 8.6 Interruptions. Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from power losses or shortages or from the necessity of Landlord's entering the Premises for any of the purposes authorized by this Lease or for repairing the Premises or any portion of the Building or Lot or Additional Parking Area. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any service or performing any other obligation to be performed on Landlord's part, by reason of any cause, Landlord shall not be liable to Tenant therefor, nor shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to any claim by Tenant that such failure constitutes actual or constructive, total or partial, eviction from the Premises. Landlord reserves the right to stop any service or utility system when necessary by reason of accident or emergency or until necessary repairs have been completed. Except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof. Landlord also reserves the right to institute such policies, programs and measures as may be necessary, required or expedient for the conservation or preservation of energy or energy services or as may be necessary or required to comply with applicable codes, rules, regulations or standards. In so doing, Landlord shall make reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

     Notwithstanding anything contained in this Lease to the contrary, if (i) an interruption or curtailment, suspension or stoppage of an Essential Service (as said term is hereinafter defined) shall occur (any such interruption of an Essential Service being hereinafter referred to as a "Service Interruption"),
(ii) such Service Interruption occurs or continues as a result of a voluntary interruption, stoppage or suspension of Essential Services by Landlord not otherwise permitted pursuant to this Lease or as the result of any circumstance which is subject to the control of Landlord, (iii) such Service Interruption continues for more than fifteen (15) consecutive calendar days after Landlord shall have received notice thereof from Tenant, (which notice shall specifically refer to the provisions of this paragraph) and (iv) as a result of such Service Interruption, the conduct of Tenant's normal operations in the Premises are materially and adversely affected, then there shall be an abatement of one day's Annual Fixed Rent for each day during which such Service Interruption continues provided, further, that if any part of the Premises is reasonably useable for Tenant's operations or if Tenant conducts all or any part of its operations in the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Annual Fixed Rent shall only be proportionate to the nature and extent of the interruption of Tenant's normal operations. If Landlord fails to perform its repair obligations within the timeframes allowed by this Section
8.6 and provided that no Event of Default has occurred under this Lease, Tenant shall have the right to make any necessary repairs and bill Landlord the actual cost of said repairs up to a maximum amount of five percent (5%) of the Annual Fixed Rent for the applicable Lease Year in which said repairs were made. For purposes hereof, the term "Essential Services" shall mean the following services, to the extent that Landlord has agreed to provide any of them to Tenant pursuant to this Lease: elevator service, heating, air-conditioning, water and electricity. Any abatement of Annual Fixed Rent under this paragraph shall apply only with respect to Annual Fixed Rent allocable to the period after each of the conditions set forth in subsections
(i) through (iv) hereof shall have been satisfied, and shall not be binding on the holder of any mortgage in the Property from time to time nor upon any purchaser at foreclosure in lieu thereof.

     Section 8.7 Indemnity. Subject to the provisions of Section 7.3, Section 9.7, Section 10.6 and Section 13.3, Landlord shall defend, with counsel reasonably approved by Tenant, all actions against Tenant. with respect to, and shall pay, protect, indemnify and save harmless, to the extent permitted by law, Tenant from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from (a) injury to or death of any person, or damage to or loss of property, occurring on the Property unless caused by the negligence or willful misconduct of Landlord or its servants or agents, (b) any wrongful act or other misconduct of Landlord or its agents, contractors, licensees, sublessees or invitees. The indemnity contained in this Section 8.7 shall survive any expiration or earlier termination of this Lease.

                                   SECTION 9

                               Tenant's Covenants

     Section 9.1 Use. Tenant shall use the Premises only for the Permitted Uses and shall from time to time procure all licenses and permits necessary therefor at Tenant's sole expense.

     Section 9.2 Repair and Maintenance. Except as otherwise provided in Sections 8 and 10, Tenant shall keep the Premises, including all plumbing, electrical, heating, air conditioning (excluding the building standard heating and air conditioning equipment) but including all supplemental, non-standard and/or special HVAC systems and equipment and all HVAC systems and equipment installed by Tenant or by Landlord at Tenant's request to serve Tenant exclusively and other systems therein, in good order, condition and repair and in at least as good order, condition and repair as they are in on the Commencement Date or may be put in during the term, reasonable use and wear only excepted. Tenant shall make all repairs and replacements and do all other work necessary for the foregoing purposes. Tenant shall keep in a safe, secure and sanitary condition all trash and rubbish temporarily stored at the Premises.

     Section 9.3 Compliance with Law and Insurance Requirements. Tenant shall make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority arising from Tenant's particular manner of use of the Premises (as opposed to office use generally) and shall keep the Premises equipped with all safety appliances so required. Tenant shall not dump, flush, or in any way introduce any Hazardous Materials (as defined in Section 13.11) or any other toxic substances into the septic, sewage or other waste disposal system serving the Premises, or generate, store or dispose of Hazardous Materials in or on the Property or Premises or dispose of Hazardous Materials from the Property or Premises to any other location without the prior written consent of Landlord and then only in compliance with Environmental Laws (as defined in Section 13.11). Tenant shall notify Landlord of any incident which would require the filing of a notice with any governmental authorities under any Environmental Laws and shall comply with the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises.

     Landlord may, but shall not be obligated to, upon thirty (30) days written notice to Tenant (except in the case of an emergency where Landlord reasonably believes there is imminent danger to persons or property, in which event no advance notice shall be required), make any of the repairs, alterations, additions or replacements referred to in this Section which affect the Building structure or the Building systems, and as Additional Rent, Tenant shall reimburse Landlord for the actual out-of-pocket cost thereof on demand.

     Tenant will provide Landlord, from time to time upon Landlord's request, with all records and information regarding any Hazardous Materials maintained on the Premises by Tenant.

     Landlord shall have the right to make such inspections as Landlord shall reasonably elect from time to time to determine if Tenant is complying with this Section and if any of such inspections reveals contamination by Hazardous Materials of the Building, the Lot or the Premises as a result of Tenant's operations or actions or the actions of Tenant's agents, contractors or employees, Tenant shall, as Additional Rent, reimburse Landlord for the actual out-of-pocket cost of performing (or contracting for) such inspections.

     Tenant shall comply promptly with the recommendations of any insurer, which may be applicable to the Premises, by reason of Tenant's use thereof. In no event shall any activity be conducted by Tenant on the Premises which may give rise to any cancellation of any insurance policy or make any insurance unobtainable.

     Section 9.4 Tenant's Work. Tenant shall not make any installations, alterations, additions or improvements in or to the Premises, including, without limitation, any apertures in the walls, partitions, ceilings or floors, without on each occasion obtaining the prior written consent of Landlord. Any such work so consented to by Landlord shall be performed only in accordance with plans and specifications therefor approved by Landlord. Tenant shall procure at Tenant's sole expense all necessary permits and licenses before undertaking any work on the Premises and shall perform all such work in a good and workmanlike manner employing materials of good quality and so as to conform with all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws and with all applicable insurance requirements. If requested by Landlord, Tenant shall furnish to Landlord prior to the commencement of any such work a bond or other security acceptable to Landlord assuring that any work by Tenant will be completed in accordance with the approved plans and specifications. Tenant shall keep the Premises at all times free of liens for labor and materials. Tenant shall require all contractors employed by Tenant to carry worker's compensation insurance in accordance with statutory requirements and comprehensive general liability insurance covering such contractors, and naming Landlord and Tenant as additional insureds, on or about the Premises in amounts at least equal to the limits set forth in Section 1 and to submit certificates evidencing such coverage to Landlord prior to the commencement of such work. Tenant shall save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work. Landlord may inspect the work of Tenant at reasonable times and give notice of observed defects.

     Section 9.5 Indemnity. Tenant shall defend, with counsel reasonably approved by Landlord, all actions against Landlord, any member, partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord, holders of mortgages secured by the Building and any other party having an interest in the Premises ("Indemnified Parties") with respect to, and shall pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature arising from (a) injury to or death of any person, or damage to or loss of property, occurring in the Premises unless caused by the negligence or willful misconduct of Landlord or its servants or agents, (b) violation of this Lease by Tenant, or (c) any wrongful act or other misconduct of Tenant or its agents, contractors, licensees, sublessees or invitees. The indemnity contained in this Section 9.5 as well as all other indemnities contained in this Lease shall survive any expiration or earlier termination of this Lease.

     Section 9.6 Landlord's Right to Enter. Tenant shall permit Landlord and its agents to enter into the Premises at reasonable times and upon reasonable notice (except that in emergencies no notice shall be required) to examine the Premises, make such repairs and replacements as Landlord may elect, without however, any obligation to do so, and show the Premises to prospective purchasers and lenders, and, during the last year of the term, to show the Premises to prospective tenants and to keep affixed in suitable places notices of availability of the Premises.

     Section 9.7 Personal Property at Tenant's Risk. All furnishings, fixtures, equipment, effects and property of every kind of Tenant and of all persons claiming by, through or under Tenant which may be on the Property, shall be at the sole risk and hazard of Tenant and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage shall be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant for any injury, loss, damage or liability caused by the negligence of willful misconduct of Landlord and not covered by Tenant's insurance to the extent prohibited by law. Tenant shall insure Tenant's personal property.

     Section 9.8 Yield Up. At the expiration of the term or earlier termination of this Lease, Tenant shall surrender all keys to the Premises, remove all of its trade fixtures and personal property in the Premises, remove such installations and improvements made by Tenant as Landlord may request, unless at the time such installations and improvements were installed, Landlord, in response to a written request by Tenant, advises Tenant in writing that Tenant will not be required to remove the same upon expiration or earlier termination of the term), repair all damage caused by such removal and yield up the Premises (including all installations and improvements made by Tenant which Landlord shall not request Tenant to move) broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the

Premises under this Lease. Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine, and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the term and prior to Tenant's performance of its obligations under this Section 9.8.

     Section 9.9 Estoppel Certificate. Either party, upon request of the other party, shall upon not less than five (5) business days' prior notice from the requesting party, execute, acknowledge and deliver to the requesting party a statement in writing certifying that this Lease is unmodified and in full force and effect and that, except as stated therein, Landlord or Tenant, as the case may be, has no knowledge of any defenses, offsets or counterclaims against the obligations to pay the Annual Rent and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Annual Rent and Additional Rent and other charges have been paid and a statement that Landlord or Tenant, as the case may be, is not in default hereunder (or if in default, the nature of such default, in reasonable detail). Any such statement delivered pursuant to this Section 9.9 may be relied upon by any prospective purchaser or mortgagee of the Building.

     Section 9.10 Landlord's Expenses Re Consents. Tenant shall reimburse Landlord promptly on demand for all reasonable legal and other expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder.

     Section 9.11 Rules and Regulations. Tenant shall comply with the Rules and Regulations attached hereto as Exhibit F and such additional reasonable rules and regulations as may be adopted from time to time by Landlord to provide for the beneficial operation of the Lot, Building or Additional Parking Area. Landlord agrees that it will not seek to enforce against Tenant any Rule or Regulation which it does not generally enforce against all other tenants in the Building.

     Section 9.12 Holding Over. Tenant shall vacate the Premises immediately upon the expiration or sooner termination of this Lease. If Tenant retains possession of the Premises or any part thereof after the termination of the term without Landlord's express consent, Tenant shall pay Landlord rent at two hundred (200%) percent the monthly rate specified in Section 1 for the time Tenant thus remains in possession. The provisions of this Section do not exclude Landlord's rights of re-entry or any other right hereunder, including without limitation, the right to remove Tenant through summary proceedings for holding over beyond the expiration of the term of this Lease.

     Section 9.13 Assignment and Subletting.

     (a) Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part without, in each case, the express written consent of Landlord, which consent, subject to all other provisions of this Section 9.13 shall not be unreasonably withheld or delayed. The foregoing restrictions shall not be applicable to an assignment of this Lease or a subletting of the Premises by Tenant to (i) a subsidiary wholly-owned by Tenant or (ii) to a controlling corporation, the stock of which is wholly-owned by the stockholders of Tenant or
(iii) to a corporation which owns at least a fifty one (51) percent of the stock or other equity interest in Tenant (collectively, the entities referred to in clauses (i) through (iii) inclusive are hereinafter called "Permitted Affiliates") or (iv) to any assignment of this Lease to the surviving entity in any merger of Tenant into or with another entity or an assignment of this Lease to an entity which simultaneously acquires all or substantially all of Tenant's assets or stock so long as the surviving or acquiring entity has a net worth at least equal to that of Tenant immediately preceding such merger or acquisition (the entities referred to in this clause (iv) together with the permitted Affiliates are hereinafter collectively called the "Permitted Assignees"). It shall be a condition of the validity of any assignment, whether with the consent of Landlord or to a Permitted Affiliate, that the assignee agree directly with Landlord, by written instrument in form satisfactory to Landlord, to be bound by all the obligations of Tenant hereunder including, without limitation, the covenant against further assignment and subletting. No assignment or subletting shall relieve Tenant from its obligations hereunder and Tenant shall remain fully and primarily liable therefor.

     (b) If this Lease be assigned, or if the Premises or any part thereof be sublet or occupied by anyone other than Tenant, Landlord may, whether or not it has consented to any such assignment, subletting or occupancy, at any time and from time to time collect rent and other charges from the assignee, subtenant or occupant, and apply the net amount collected to the rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any breach of Section 9.13(a), or the acceptance of the assignee, subtenant or occupant as a tenant or a release of Tenant from the further performance by Tenant of its obligations hereunder. The consent by Landlord to an assignment or subletting shall in no way be construed to relieve Tenant or any successor from obtaining the express consent in writing of Landlord to any further assignment or subletting nor shall any such consent release, diminish or impair Tenant's continuing primary liability for performance of this Lease. No assignment or subletting and no use of the Premises by a subsidiary wholly-owned by Tenant or controlling corporation of Tenant shall affect the Permitted Uses.

     (c) In connection with any request by Tenant for consent to assignment or subletting, Tenant shall first submit to Landlord in writing: (i) the name of the proposed assignee or subtenant, (ii) such information as to its financial responsibility and standing as Landlord may reasonably require, and (iii) all terms and provisions upon which the proposed assignment or subletting is to be made (including, without limitation, a copy of the proposed assignment or sublease). Upon receipt from Tenant of such request and information, the Landlord (if the request relates to (x) an assignment of the Lease or (y) a sublease of more than fifty (50%) percent of the Premises or (z) a sublease which together with all prior subleases then in effect, would include more than fifty (50%) percent of the Premises) shall have an option (sometimes hereinafter referred to as the "option" or "Take Back Option") to be exercised in writing within thirty (30) days after its receipt from Tenant of such request and information, if the request is to assign the Lease or to sublet all of the Premises, to cancel or terminate this Lease, or, if the request is to sublet a portion, of the Premises only, to cancel and terminate this Lease with respect to such portion, in each case, as of the date set forth in Landlord's notice of exercise of such option, which shall be not less than sixty (60) nor more than one hundred twenty (120) days following the giving of such notice; in the event Landlord shall exercise such option, Tenant shall surrender possession of the entire Premises, or the portion which is the subject of the option, as the case may be, on the date set forth in such notice in accordance with the provisions of this Lease relating to surrender of Premises at the expiration of the Term. If this Lease shall be cancelled as to a portion of the Premises only, Annual Fixed Rent and Additional Rent shall thereafter be abated proportionately according to the ratio the number of square feet of the portion of the space surrendered bears to the size of the Premises. As Additional Rent, Tenant shall reimburse Landlord promptly for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting.

     If Landlord shall not exercise its option pursuant to the foregoing provisions, Landlord will not unreasonably delay or withhold its consent to the assignment or subletting to the party referred to upon all the terms and provisions set forth in Tenant's notice to Landlord, provided that the terms and provisions of such assignment or subletting shall specifically make applicable to the assignee or sublessee all of the provisions of this Section 9.13 of the Lease so that Landlord shall have against the assignee or sublessee all rights with respect to any further assignment or subletting which are set forth in
Section 9.13 of this Lease as amended hereby except that no such assignee or sublessee shall have any right to further assign or sublet the Premises. If Tenant shall deliver to Landlord a written request for a consent to an assignment or subletting, and provided such written request shall, at the top of the first page thereof, refer to this paragraph and state in bold type capitalized letters that failure of Landlord to respond within fifteen (15) business days after actual receipt by Landlord, will result in automatic approval of the assignment or sublease in question (and provided that Tenant also provides a copy of that letter to the management agent managing the Building on behalf of Landlord, and Landlord) fails to respond within fifteen business days after Landlord's actual receipt of such letter together with all information required to be submitted by Tenant pursuant to Section 9.13(c) or otherwise requested by Landlord, such failure to respond shall be deemed to constitute a consent by Landlord to the assignment or subleasing for which approval was sought (but such automatic approval shall, in no event, serve to release the Tenant from any obligation under this Lease (whether or not such release was sought in the request) and shall not serve to otherwise alter, modify or amend any term, covenant or provision of the Lease or the Tenant's obligations thereunder (whether or not included in the request) and Tenant shall, nevertheless, be required to deliver to Landlord a fully executed counterpart of an unconditional assignment and assumption agreement (in the case of an assignment of the Lease) between Tenant and any such assignee and, in case of a sublease, a conformed copy of the final sublease. Further, failure of Landlord to respond within such fifteen business day period shall, in no event, result in Landlord being obligated to recognize or provide non-disturbance to any subtenant or to perform or recognize any sublease, it being agreed that termination of the Lease shall, nevertheless, terminate any such sublease. and Landlord shall have no obligation to observe, perform or comply with any such sublease, irrespective in each case of any provision of the Tenant's request with respect thereto. In any case, where Landlord consents, or is deemed to have consented, to an assignment of this Lease, Landlord shall be entitled to receive the Section 9.13 Percentage (as said term is hereinafter defined) of all amounts (including, without limitation, any lump sum payment) received by Tenant in connection with such assignment which payment shall be made within ten (10) days of Tenant's receipt of any such payment. Further, in any case where Landlord consents to a subletting, Landlord shall be entitled to receive the Section 9.13 Percentage of all Subleasing Overages (as said term is hereinafter defined). As used herein, the term "Subleasing Overages" shall mean, for each period in question, all amounts received by Tenant in connection with any sublease (after deducting therefrom actual and reasonable brokers' commissions, attorneys' fees and tenant fit-up costs paid by Tenant to third parties in connection with such subletting, in each case, to the extent of the monthly amortized cost of such commissions and tenant fit up costs spread equally over the original tern of the sublease) in excess of Annual Fixed Rent and Additional Rent reserved under this Lease for the same period attributable to the space sublet (including, without limitation, all lump sum payments made in connection therewith). Payment of Landlord's share of Subleasing Overages shall be made to Landlord within seven
(7) days after receipt by Tenant. Further, if an Event of Default has occurred and so long as it is continuing under this Lease, then, in computing Subleasing Overages, Tenant shall not be entitled to any deductions for broker's commissions, attorney's fees or tenant fit up costs. As used herein, the term "Section 9.13 Percentage" shall mean fifty (50%) percent except that from and after the date an Event of Default shall occur, the term "Section 9.13 Percentage" shall mean one hundred (100%) percent. Termination of this Lease by Landlord shall terminate all rights of Tenant to receive any Sublease Overages, any payments under any assignment of lease or any other payments due under any sublease, whether relating to any period prior to or after the date of such termination.

     Any such assignment or subletting shall nevertheless be subject to all the terms and provisions of this Section 9.13 and no assignment shall be binding upon Landlord or any of Landlord's mortgagees, unless Tenant shall deliver to Landlord an instrument in recordable form which contains a covenant of assumption by the assignee running to Landlord and all persons claiming by, through or under Landlord. The failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as Tenant hereunder. In addition, Tenant shall furnish to Landlord a conformed copy of any sublease effected under terms of this Section 9.13. In no event shall the Tenant hereunder be released from its liability under this Lease.

     Landlord shall not be deemed unreasonable in refusing to approve a sublease wherein (a) the proposed sublessee is a tenant or occupant of the Building or any other building in the Park or (b) the Landlord is then in discussions or negotiations with the proposed sublessee to do a direct lease with the proposed Sublessee under the proposed sublease in any building in the Park owned by Landlord or (c) the Landlord determines in its sole but reasonable judgment that the proposed sublessee is not capable of performing its obligations under the Sublease and is not financially acceptable or would alter the permitted use or
(d) the proposed sublessee is a body or an agency of the state, local or federal government.

     Section 9.14 Overloading and Nuisance. Tenant shall not injure, overload, deface or otherwise harm the Premises, commit any nuisance, permit the emission of any objectionable noise, vibration or odor, make, allow or suffer any waste or make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate any of Landlord's insurance.

                                   SECTION 10

                               Casualty or Taking

     Section 10.1 Abatement of Rent. If the Premises shall be damaged by fire or casualty or by action of public or other authority in consequence thereof, Annual Fixed Rent and Additional Rent payable by Tenant shall abate proportionately for the period in which, by reason of such damage, there is substantial interference with Tenant's use of the Premises, having regard to the extent to which Tenant may be required to discontinue Tenant's use of all or a portion of the Premises, but such abatement or reduction shall end if and when Landlord shall have substantially restored the Premises to the condition in which they were prior to such damage. If the Premises shall be affected by any exercise of the power of eminent domain, Annual Fixed Rent and Additional Rent payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant.

     Section 10.2 Landlord's Right Of Termination. If (a) the Premises or the Building are substantially damaged by fire or other casualty or by action of public or other authority in consequence thereof (the term "substantially damaged" meaning damage of such a character that the same cannot, in ordinary course, reasonably be expected to be repaired within sixty (60) days from the time that repair work would commence), or (b) any mortgagee then holding a mortgage on the Property, or on any interest of Landlord therein, should require that insurance proceeds payable as a result of a casualty be applied to the payment of the mortgage debt or (c) a material uninsured fire or other casualty or loss to the Building should occur or (d) if any part of the Building is taken by any exercise of the right of eminent domain or should be sold in lieu thereof or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, then Landlord shall have the right to terminate this Lease (even if Landlord's entire interest in the Premises may have been divested) by giving notice of Landlord's election so to do within 90 days after the occurrence of such casualty or the effective date of such taking, whereupon this Lease shall terminate 30 days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof.

     Section 10.2.1 Tenant's Right of Termination. If, (a) within the last twelve (12) months of the Term, the Premises are damaged by fire or casualty and Tenant has not exercised the Option to Extend set forth in Section 13.13 of this Lease and if the amount of time normally required in the ordinary course to perform and substantially complete restoration of the damage in question, as set forth in the Estimate (as said term is hereinafter defined), exceeds sixty (60) days, or (b) the Premises are materially damaged by fire or casualty at any other time during the Term and if the amount of time normally required in the ordinary course to perform and substantially complete restoration of the damage in question as set forth in the Estimate exceeds one hundred eighty (180) days, then, in either case set forth in clauses (a) and
(b) of Section 10.2.1, Tenant shall have the right to terminate the Lease, effective as of the date set forth in Tenant's Termination Notice (as said term is hereinafter defined), such right to be exercise, if at all, by written notice (the "Tenant's Termination Notice") to Landlord within fifteen (15) days after Tenant's receipt of the Estimate. Failure to exercise such right of termination by Tenant within such fifteen (15) day period, time being of the essence, shall constitute a waiver of any right of Tenant to terminate on account of the applicable fire or casualty. Any termination of this Lease by Tenant pursuant to this Section 10.2.1 shall have the same force and effect as if such date were the date originally established as the Expiration Date of this Lease. Landlord shall cause a contractor selected by it to make a written estimate (the "Estimate") of the amount of time normally required in the ordinary course to perform and substantially complete restoration of the damage to the Premises in question caused by any fire or casualty and a copy of such Estimate shall be furnished to both Landlord and Tenant within sixty (60) days after the applicable fire or casualty. If Tenant does not receive the Estimate within such sixty (60) day period, Tenant may deliver to Landlord a written request for the Estimate. If, on or before the date (the "Estimate Date") which is thirty (30) days after the delivery of such written request to Landlord, Tenant has not received the Estimate from Landlord, Tenant may terminate this Lease by written notice to Landlord within ten (10) days after the Estimate Date and such termination, if timely given, shall be deemed a termination of this Lease pursuant to Section 10.2.1.

     Section 10.3 Restoration. If this Lease shall not be terminated pursuant to
Section 10.2 or 10.2.1, Landlord shall thereafter use due diligence to restore the Premises to proper condition for Tenant's use and occupation, provided that Landlord's obligation shall be limited to the amount of insurance proceeds or condemnation awards made available to Landlord therefor. If, for any reason, such restoration shall not be substantially completed within eight (8) months after the expiration of the ninety (90) day period referred to in Section 10.2 (which eight (8) month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause described in Section 13.5 or beyond Landlord's reasonable control), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended). Upon the giving of such notice, this Lease shall cease and come to an end without further liability or obligation on the part of either party unless, within such thirty (30) day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant's sole and exclusive remedy at law or in equity for Landlord's failure to complete such restoration.

     Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from damage from fire or other casualty or the repair thereof. Tenant understands that Landlord will not carry insurance of any kind on Tenant's improvements, alterations, furniture or furnishings or on any fixtures or equipment removable by Tenant under the provisions of this Lease, and that Landlord shall not be obligated to repair any damage thereto or replace the same. If Tenant desires any other or additional repairs for restoration and if Landlord consents thereto, the same shall be done at Tenant's expense. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damage to alterations, additions, improvements or decorations provided by Landlord either directly or through an allowance to Tenant.

     Section 10.4 Section Award. Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of any taking by exercise of the power of eminent domain or any sale in lieu thereof or by reason of anything done in pursuance of public or other authority, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any separate condemnation proceedings a claim for the value of any of Tenant's Removable Property installed in the Premises by Tenant at Tenant's expense and for relocation expenses; provided, that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority and shall be prosecuted in a proceeding separate and apart from Landlord.

     Section 10.5 Temporary Taking. In the event of taking of the Premises or Property or any part thereof for temporary use by the exercise of any governmental power, (i) this Lease shall be and remain unaffected thereby and rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations under this Lease with respect to surrender of the Premises and upon such payment shall be excused from such obligations.

     Section 10.6 No Liability On Account Of Injury To Business, Etc. Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant or resulting in any way from damage from fire or other casualty or the repair thereof and Tenant understands and agrees that Landlord shall in no event be responsible for the repair or replacement of any furniture or furnishings or any fixtures or equipment removable by Tenant under the provisions of this Lease. If Tenant desires any other or additional repairs or restoration and if Landlord consents thereto, the same shall be done at Tenant's expense. Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage whether carried by Landlord or Tenant, for damage to the Premises and any alterations or improvements thereto. Upon any expiration or earlier termination of this Lease, any insurance proceeds not theretofore applied to the cost of restoration shall be paid to Landlord. Tenant acknowledges that the fire and extended coverage insurance carried by Landlord shall not extend to Tenant's personal property, including inventory, trade fixtures, floor coverings, furniture and other property removable by Tenant and that Tenant shall be responsible for carrying all risk insurance on all such personal property, trade fixtures, floor coverings, furniture and other property removable by it.

                                   SECTION 11

                                     Default

     Section 11.1 Event of Default.

     If any of the following (each being hereafter an "Event of Default" or a "Default of Tenant") shall occur:

          (a) Tenant shall default in the performance of any of its obligations to pay the Annual Fixed Rent, Additional Rent or any other sum payable hereunder and if such default shall continue for ten (10) days after notice from Landlord designating such default;

          (b) if within thirty (30) days after notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such' correction to completion;

          (c) if any assignment for the benefit of creditors shall be made by Tenant;

          (d) if Tenant's leasehold interest shall be taken on execution or other process of law in any action against Tenant;

          (e) if a lien or other involuntary encumbrance is filed against Tenant's leasehold interest, and is not discharged within ten (10) days thereafter;

          (f) if a petition is filed by Tenant or Guarantor for liquidation, or for reorganization or an arrangement or any other relief under any provision of the Bankruptcy Code as then in force and effect; or

          (g) if an involuntary petition under any of the provisions of said Bankruptcy Code is filed against Tenant or Guarantor and such involuntary petition is not dismissed within thirty (30) days thereafter, then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without demand or notice and with or without process of law (forcibly, if necessary) enter into and upon the Premises or any part thereof in the name of the whole, or mail a notice of termination of this Lease addressed to Tenant, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant, and upon such entry or mailing as aforesaid this Lease shall terminate, Tenant hereby waiving all statutory rights (including, without limitation, rights of redemption, if any) to the extent such rights may be lawfully waived. Landlord, without notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant. Notwithstanding any such termination, Tenant shall remain liable to Landlord as hereafter provided.

     Section 11.2 Remedies. In the event that this Lease is terminated under any of the provisions contained in Section 11.1, Tenant shall pay forthwith to Landlord, as compensation, the excess of the total rent reserved for the residue of the term over the fair market rental value of the Premises for the residue of the term discounted to a present value using a present value discount rate of four (4%) percent per annum. In calculating the rent reserved there shall be included, in addition to the Annual Rent and Additional Rent, the value of all other considerations agreed to be paid or performed by Tenant during the residue. As additional and cumulative obligations after any such termination, Tenant shall also pay punctually to Landlord all the sums and shall perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the preceding sentence, Tenant shall be credited with any amount paid to Landlord pursuant to the first sentence of this Section 11.2 and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's reasonable expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting, it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof for a term or terms which may at Landlord's option be equal to or less than or exceed the period which would otherwise have constituted the balance of the term hereof and may grant such concessions and free rent as Landlord in its reasonable judgment considers advisable or necessary to relet the same and (ii) make such alterations, repairs and decorations in the Premises as Landlord in its reasonable judgment considers advisable or necessary to relet the same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid.

     Section 11.3 Remedies Cumulative. Except as otherwise expressly provided herein, any and all rights and remedies which Landlord may have under this Lease and at law and equity shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time to the greatest extent permitted by law.

     Section 11.4 Landlord's Right to Cure Defaults. At any time following ten
(10) days' prior notice to Tenant (except in cases of emergency when no notice shall be required), Landlord may (but shall not be obligated to) cure any default by Tenant under this Lease, and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default shall be paid by Tenant to Landlord as Additional Rent on demand, together with interest thereon at the rate provided in Section 11.7 from the date of payment by Landlord to the date of payment by Tenant.

     Section 11.5 Effect of Waivers of Default. Any consent or permission by Landlord to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by Landlord of the breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise operate to permit the same or similar acts or omissions except as to the specific instance. The failure of Landlord to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall


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not be deemed to have been a waiver of such breach by Landlord or of any of
Landlord's remedies on account thereof, including its right of termination for such default.

     Section 11.6 No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Annual Rent, Additional Rent or any other sum then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, unless Landlord elects by notice to Tenant to credit such sum against the most recent installment due. Any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge shall not be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy under this Lease or otherwise.

     Section 11.7 Interest on Overdue Sums. If Tenant fails to pay Annual Rent, Additional Rent or other sums payable by Tenant to Landlord within ten (10) days of the due date thereof (i.e., the due date disregarding any requirement of notice from Landlord), the amount so unpaid shall bear interest at a variable rate (the "Delinquency Rate") equal to four percent (4%) in excess of the base rate (prime rate) of Fleet Bank of Boston (or such other financial institution in Boston not designated by Landlord) from time to time in effect commencing with the eleventh (11th) day after the due date and continuing through the day on which payment of such delinquent payment with interest thereon is paid. If such rate is in excess of any maximum interest rate permissible under applicable law, the Delinquency Rate shall be the maximum interest rate permissible under applicable law.

     Section 11.8 Cost and Expenses. All costs and expenses incurred by or on behalf of Landlord (including, without limitation, attorneys' fees and expenses) in enforcing its rights hereunder or occasioned by any default of Tenant shall be paid by Tenant.

                                   SECTION 12

                                    Mortgages

     Section 12.1 Rights of Mortgage Holders. No Annual Rent, Additional Rent or any other charge which is paid more than one month prior to the due date thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee.

     In the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right (a) until it shall have given notice, in the manner provided in Section 13.1, of such act or omission to the holder of any mortgage encumbering the Premises whose name and address shall have been furnished to Tenant in writing, at the last address so furnished, and (b) until a reasonable period of time for remedying such act or omission shall have elapsed following the giving of such notice, provided that following the giving of such notice, Landlord or such holder shall, with reasonable diligence, have commenced and continued to remedy such act or omission or to cause the same to be rendered.


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

     In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage now or hereafter encumbering the Premises, Tenant shall attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure and recognize such purchaser as Landlord under this Lease.

     Section 12.2 Lease Subordinate. At Landlord's election, this Lease shall be subject and subordinate to any mortgage now or hereafter on the Lot or Building, or both, which are separately and together hereinafter in this Section 12.2 referred to as "the mortgaged premises", and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, consolidations, replacements and extensions thereof and all substitutions therefor. This Section 12.2 shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate that Landlord or any mortgagee may request. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then, at the option of such mortgagee or successor, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its Landlord. The word "mortgagee" as used in this Lease shall include the holder for the time being whenever the context permits.

                                   SECTION 13

                            Miscellaneous Provisions

     Section 13.1 Notices from One Party to the Other. All notices required or permitted hereunder shall be in writing and addressed, if to Tenant, at the Original Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord and, if to Landlord, at the Original Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given when delivered or tendered for delivery at such address.

     Section 13.2 Lease Not to be Recorded; Notice of Lease. Tenant agrees that it will not record this Lease. If the term of this Lease, including options, exceeds seven years, Landlord and Tenant agree that, on the request of either, they will enter and record a notice of lease in form reasonably acceptable to Landlord.

     Section 13.3 Bind and Inure; Limitation of Landlord's Liability. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Premises shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Premises. The obligations of Landlord shall be binding upon the assets of Landlord which comprise the Premises but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlords interest in the Premises in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord and its partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shall not be


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

subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant.

     Section 13.4 Acts of God. In any case where either party hereto is required to do any act, delays caused by or resulting from acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time", and such time shall be deemed to be extended by the period of such delay.

     Section 13.5 Landlord's Default. Landlord shall not be deemed to be in default in the performance of any of its obligations hereunder unless it shall fail to perform such obligations and unless within thirty (30) days after notice from Tenant to Landlord specifying such default Landlord has not commenced diligently to correct the default so specified or has not thereafter diligently pursued such correction to completion. Tenant shall have no right, for any default by Landlord, to offset or counterclaim against any rent due hereunder.

     Section 13.6 Brokerage. Tenant and Landlord warrant and represent to the other that neither has had any dealings with any broker or agent in connection with this Lease. Tenant and Landlord agree to defend with counsel reasonably approved by the other, hold harmless and indemnify the other from and against any and all cost, expense or liability for any compensation, commissions and charges which may be asserted against the other as a result of the other's breach of this warranty (including reasonable legal fees).

     Section 13.7 Miscellaneous. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. There are no prior oral or written agreements between Landlord and Tenant affecting this Lease.

     Section 13.8 Security Deposit/Letter of Credit. Tenant shall deposit with Landlord a Letter of Credit in the amount of the Security Deposit and form hereafter described (the "Letter of Credit") to be held and, as applicable, presented and drawn upon and the proceeds thereof retained and applied by Landlord as security for the faithful payment, performance and observance by Tenant of the terms, covenants, provisions, conditions and agreements of Tenant under and pursuant to this Lease. It is agreed and understood that Landlord may present for payment and draw upon the Letter of Credit and Landlord may use, apply or retain the whole or any part of the amounts available to be drawn under the Letter of Credit to the extent required for the payment of any Annual Fixed Rent, Additional Rent or any other sum which Landlord may expend or be entitled to the payment of by reason of any failure of Tenant to pay, perform or observe any term, covenant, condition or provision of this Lease, including without limitation, any late charges, interest payments or any damages or deficiency in the re-letting of the Premises whether said damages or deficiency occurred before or after termination of this Lease, summary proceedings or other re-entry by Landlord.

     If Landlord shall present, draw upon and apply or retain all or any portion of the amounts evidenced by the Letter of Credit, Tenant shall immediately replenish and reinstate the amount


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available to be drawn under the Letter of Credit or cause a substitute Letter of
Credit in the form and amount required by this Lease to be re-issued so that at all times during the Term of this Lease, Landlord shall be entitled to draw upon the entire dollar amount of the Letter of Credit in the amounts required hereunder notwithstanding any prior presentation and draw thereon.

     The Letter of Credit must at all times be an unconditional and irrevocable clean commercial Letter of Credit in the amount of the Security Deposit required by this Lease (partial drawings being permitted) and payable through a National Bank, acceptable to Landlord in Landlord's sole discretion which, at all times, maintains an office in Boston, Massachusetts where the Letter of Credit may be presented for payment. In addition, the Letter of Credit shall be payable solely to the benefit of the Landlord from time to time under this Lease and shall be automatically renewable and, upon the direction of Landlord, transferable to and payable for the benefit of any successor Landlord under the Lease. The Letter of Credit (or substitutes thereof consistent with the terms hereof) shall be and remain presentable and payable for the time period beginning on the date of this Lease through and including the date (the "LC Return Date") which is the last to occur of (i) the date which is 60 days after the last day of the Term of this Lease or (ii) the date which is 60 days after the date of delivery of the entire Premises to Landlord in accordance with the terms and provisions of this Lease or (iii) 60 days after the last of Tenant's monetary obligations to Landlord under this Lease have been satisfied in full (except if the only monetary obligation to Landlord which has not been fulfilled is the final reconciliation of Operating Cost Escalation or Real Estate Tax Escalation allocable to the stated final Lease Year of the Original Term or any extension thereof then so long as Tenant shall pay Landlord an amount on account thereof as estimated by Landlord upon request of Tenant (referring to this provision then such monetary obligation shall, for purposes of this clause (iii) only be deemed satisfied in full). Tenant shall bear all costs and expenses in connection with procuring the Letter of Credit and maintaining it in full force and effect for the time periods required hereunder. In the event of a sale or other transfer of the Building, Tenant shall, at its sole cost and expense, cause the Letter of Credit, in the form required hereunder, to be issued to and for the benefit of such transferee or purchaser, as designated by Landlord.

     The Landlord from time to time under this Lease, shall be entitled to receive 60 days prior written notice of any cancellation or non-renewal of the Letter of Credit for any reason and the Letter of Credit shall not be cancellable or be subject to non-renewal unless and until Landlord shall have received such sixty (60) day advance written notice. Upon (i) receiving notice of cancellation or non-renewal of the Letter of Credit or (ii) failure of Tenant to deliver to Landlord a substitute Letter of Credit on or before the date which is 30 days prior to any expiration or renewal date, and, in any such case, whether or not Tenant shall then be in default in the payment, performance or observance of any term, covenant or provision of this Lease, Landlord shall be entitled to present, draw upon and retain the entire amount of the Letter of Credit and upon so doing, Landlord shall be entitled to use, apply and/or retain the proceeds of such payment (the "Non Renewal LC Proceeds") to the extent required for the payment of any Annual Fixed Rent, Additional Rent or any other sum which Landlord may expend or be entitled to the payment of by reason of any failure of Tenant to pay, perform or observe any term, covenant, condition or provision of this Lease, including without limitation, any late charges, interest payments or any damages or deficiency in the re-letting of the Premises whether said damages or deficiency occurred before or after termination of this Lease, summary proceedings


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

or other re-entry by Landlord. Any Non Renewal LC Proceeds which remain after application thereof by Landlord in accordance with this Section 138 shall be paid to Tenant after the LC Return Date upon request of Tenant.

     It is agreed and understood that any failure of Tenant to perform, observe or comply with any term of provision contained in this Section 14.13 to be performed or observed by Tenant shall entitle Landlord to the same rights and remedies under this Lease, as a failure by Tenant to pay Annual Fixed Rent as and when same shall be due and payable under this Lease.

     The amount of the Letter of Credit shall at all times be in the amount specified as the Security Deposit under Section 1.1 of the Lease notwithstanding any draws thereon by Landlord and Tenant shall replenish such Letter of Credit to such amount upon demand by Landlord subsequent to any draw by Landlord.

     Section 13.9 Leasehold Lot. It is expressly understood and agreed by and between Landlord and Tenant that this Lease, as and to the extent that it grants Tenant the appurtenant right to use the Leasehold Parking Area, is a sublease and is subject and subordinate to the Ground Lease with respect to the Leasehold Parking Area and that no right, power or privilege granted to Tenant hereunder with respect to the Leasehold Parking Area may be exercised or enjoyed by Tenant and no term, covenant or condition of this Lease insofar as it relates to the Leasehold Parking Area benefiting Tenant shall be operative if and to the extent that such exercise, enjoyment or operation would not be permitted by or would violate or be in conflict with any term, covenant or condition of the Ground Lease. Without limiting the generality of the foregoing, it is expressly understood and agreed that all rights of Tenant in and to any eminent domain awards in any way related to the Leasehold Parking Area shall be, and is hereby expressly made, subject and subordinate to the rights of the Landlord under the Ground Lease. Landlord covenants and agrees that Landlord will not violate any of the terms, covenants or conditions of the Ground Lease. The cost of any and all insurance required to be carried by Landlord under the Ground Lease or which Landlord carries in connection with the Ground Lease shall be included in Landlord's Operating Costs under Section 5.1 of the Lease. From and after the Commencement Date and to the maximum extent, this agreement may be made effective according to law, Tenant agrees to indemnify and save harmless the Town of Framingham, as landlord under the Ground Lease (the "Ground Lease Landlord") from and against all claims of whatever nature arising from any act, omission or negligence of Tenant, Tenant's contractors, licensees, agents, servants, employees or customers, or anyone claiming by, through or under Tenant so long as Tenant or any occupant claiming under Tenant is using any part of the Leasehold Parking Area where such accident, injury or damage results or is claimed to have resulted from any act, omission or negligence on the part of Tenant or Tenant's contractors, licensees, agents, servants, employees or customers or anyone claming by, through or under Tenant. The foregoing indemnity and hold harmless agreement shall include indemnity against all costs and expenses and liabilities incurred in or in connection with any claim or proceeding brought thereon and the defense thereof with counsel acceptable to the Ground Lease Landlord. To the maximum extent, this agreement may be made effective according to law, Tenant agrees to use and occupy the part of the entire Leasehold Parking Area which the Tenant is permitted to use hereunder at Tenant's own risk and the terms of the Ground Lease and


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

Landlord shall have no responsibility or liability for any loss or damage to fixtures or other personal property of Tenant or any person claiming by, through or under Tenant.

     Section 13.10 Americans With Disabilities Act. Tenant represents and covenants that it shall conduct its occupancy and use of the Premises in accordance with the ADA (including, but not limited to modifying its policies, practices and procedures, and providing auxiliary aids and services to disabled persons) provided that Tenant shall have no obligation to make any improvements to the Premises to make the same comply with the ADA, except as hereafter provided. Tenant covenants and agrees that any and all future alterations or improvements (including the Tenant's TI Work) made by Tenant to the Premises shall comply with the ADA and Tenant shall make such alterations or improvements to the Premises which may trigger ADA compliance due to alterations or improvements made to the Premises by Tenant. If the Premises do not comply with the ADA as of the Commencement Date, Landlord shall perform the alterations necessary to bring the Premises into compliance with the ADA as in effect as of the Commencement Date (excluding any of the Tenant's TI Work).

     Section 13.11 Hazardous Materials. Tenant shall not (either with or without negligence) cause or permit the escape, disposal, release or threat of release of any biologically or chemically active or other Hazardous Materials (as said term is hereafter defined) on, in, upon or under the Property or the Premises. Tenant shall not allow the generation, storage, use or disposal of such Hazardous Materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the generation, storage, use and disposal of such Hazardous Materials, nor allow to be brought into the Property any such Hazardous Materials except for use in the ordinary course of Tenant's business, and then only after written notice is given to Landlord of the identity of such Hazardous Materials. If any lender or governmental agency shall ever require testing to ascertain whether or not there has been any release of Hazardous Materials, then the reasonable costs thereof shall be reimbursed by Tenant to Landlord upon demand as additional charges but only if such requirement applies to the Premises or may be the result of the acts or omissions of Tenant. In addition, Tenant shall execute affidavits, representations and the like, from time to time, at Landlord's request concerning Tenant's best knowledge and belief regarding the presence of Hazardous Materials on the Premises.

     The Tenant shall, at its own expense, remove, clean up, remedy and dispose of (in compliance with all applicable laws, rules and regulations) all Hazardous Materials generated or released by the Tenant or its officers, directors, employees, contractors, servants, invitees, agents or any other person acting under Tenant during the Term of this Lease (or during such time as the Tenant is in occupancy or possession of any part of the Premises, the Building or the Property) at or from the Premises, the Building or the Property in compliance with all Environmental Laws (as said term is hereafter defined) and further, shall remove, clean up, remedy and dispose of all Hazardous Materials located at, upon, under, within or in the Premises, the Building or the Property generated by or resulting from its operations, activities or processes during the term of this Lease (or such other periods of time as the Tenant may be in occupancy or in possession of the Premises or any portion of the Property or Building), in compliance with all Environmental Laws. In performing its obligations hereunder, the Tenant shall use best efforts to avoid interference with the use and enjoyment of the Building and the Property by other tenants and occupants thereof. The provisions hereof shall survive expiration or


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

termination of this Lease. Tenant hereby agrees to defend, indemnify and hold Landlord harmless from and against any and all loss, cost, damages, claim or expense (including legal fees) incurred by Landlord in connection with or arising out of or relating in any way to the presence of Hazardous Materials in or about the Premises, Building or Lot where the presence of Hazardous Materials is the result of the acts or omissions of Tenant or Tenant's agents, servants, employees or contractors. Landlord hereby agrees to defend, indemnify and hold Tenant harmless from and against any and all loss, cost, damages, claim or expense (including legal fees) incurred by Tenant in connection with or arising out of or relating in any way to the presence of Hazardous Materials in or about the Premises, Building or Lot unless such presence of Hazardous Materials is the result of the acts or omissions of Tenant or Tenant's agents, servants, employees or contractors.

     In addition to the requirements set forth above, the Tenant shall, within ten (10) days of receipt, provide to the Landlord copies of any inspection or other reports, correspondence, documentation, orders, citations, notices, directives, or suits from or by any governmental authority or insurer regarding non-compliance with or potential or actual violation of Environmental Laws. The Landlord hereby expressly reserves the right to enter the Premises and all other portions of the Building and the Property in order to perform inspections and testing of the air, soil and ground water for the presence or existence of Hazardous Materials.

     As used herein, the term "Hazardous Materials" shall mean and include, without limitation, any material or substance which is (i) petroleum, (ii) asbestos, (iii) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act, 33 U.S.C. SS 1251 et seq. (33 U.S.C. SS
1321) or listed in SS 307 of the Federal Water Pollution Control Act (33 U.S.C. SS 1317), (iv) defined as a "hazardous waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. SS 6901 et seq. (42 U.S.C. SS
6903), (v) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. SS 9601 et seq. (42 U.S.C. SS 9601), as amended and regulations promulgated thereunder, or (vi) defined as "oil" or a "hazardous waste", a "hazardous substance", a "hazardous material" or a "toxic material" under any other law, rule or regulation applicable to the Property, including, without limitation, Chapter 21E of the Massachusetts General Laws, as amended and the regulations promulgated thereunder. As used herein, the term "Environmental Laws" shall mean, without limitation, each and every law, rule, order, statute or regulation described above in this Section, together with (i) any amendments thereto, or regulations promulgated thereunder and (ii) any other laws pertaining to the protection of the environment or governing the use, release, storage, generation or disposal of Hazardous Materials, whether now existing or hereafter enacted or promulgated.

     Section 13.12 Substitute Space. Intentionally Omitted.

     Section 13.13 Option to Extend. Tenant shall have the right and option, which said option and right shall not be severed from this Lease or separately assigned, mortgaged or transferred, to extend the Original Term for one (1) additional consecutive period of five (5) years (hereinafter referred to as the "Extension Period"), provided that (a) Tenant shall give Landlord notice of Tenant's exercise of such option at least twelve (12) months prior to the expiration of the Original Term (but such notice may not be given sooner than fifteen (15)


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

months prior to expiration of the Original Term), (b) no Event of Default shall exist at the time of giving the applicable notice and the commencement of the Extension Period and (c) there has been no assignment of this Lease (except to a Permitted Assignee) and no subletting of more than twenty five (25%) of the Premises (exclusive of subleases to Permitted Affiliates). Except for the amount of Annual Fixed Rent (which is to be determined as hereinafter provided), all the terms, covenants, conditions, provisions and agreements in the Lease contained shall be applicable to the additional period through which the Term of this Lease shall be extended as aforesaid, provided, however, (i) there shall be no further options to extend the Term, (ii) Landlord shall not be obligated to make or pay for any improvements to the Premises nor pay or provide any inducement payments of any kind or nature and (iii) there shall be no free rent (or reduced rent) period. If Tenant shall give notice of its exercise of such option to extend in the manner and within the time period provided aforesaid, the Term of this Lease shall be extended upon the giving of each such notice without the requirement of any further attention on the part of either Landlord or Tenant except as may be required in order to determine Annual Fixed Rent as hereafter set forth. Landlord hereby reserves the right, exercisable by Landlord in its sole discretion, to waive (in writing) any condition precedent set forth in clauses (a), (b) or (c) above.

     If Tenant shall fail to give timely notice of the exercise of such option as aforesaid, Tenant shall have no right to extend the Term of this Lease, time being of the essence of the foregoing provisions. Any termination of this Lease Agreement shall terminate the rights hereby granted Tenant.

     The Annual Fixed Rent payable for each twelve (12) month period during the Extension Period shall be the Fair Market Rental Value (as said term is hereinafter defined) as of commencement of the Extension Period but in no event less than the Annual Fixed Rent per annum payable for and with respect to the last 12 calendar months of the Original Term. "Fair Market Rental Value" shall be computed as of the beginning of the Extension Period at the then current annual rental charges, including provisions for subsequent increases and other adjustments, for comparable space in the Park and comparable space in comparable office buildings in comparable office parks in Framingham, Massachusetts. In determining Fair Market Rental Value, the following factors, among others, shall be taken into account and given effect: size of the premises, escalation charges then payable under the Lease, location of the premises, location of the building, allowances or lack of allowances (if any) and lease term. In no event shall the Annual Fixed Rent payable with respect to any Lease Year during the Extension Period be less than the Annual Fixed Rent payable during the last 12 calendar months of the Original Term.

     Landlord shall initially designate the Fair Market Rental Value. If Tenant disagrees with Landlord's designation of the Fair Market Rental Value, Tenant shall have the right, by written notice given to Landlord within thirty (30) days after Tenant has been notified of Landlord's designation, to submit such Fair Market Rental Value to arbitration as follows: Fair Market Rental Value shall be determined by agreement between Landlord and Tenant but if Landlord and Tenant are unable to agree upon the Fair Market Rental Value at least seven (7) months prior to the date upon which the Fair Market Rental Value is to take effect, then the Fair Market Rental Value shall be determined by appraisal as follows: The Landlord and Tenant shall each appoint a Qualified Appraiser (as said term is hereinafter defined) at least six (6) months prior to


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

the commencement of the period for which Fair Market Rental Value is to be determined and shall designate the Qualified Appraiser so appointed by notice to the other party. The two appraisers so appointed shall meet within ten (10) days after both appraisers are designated in an attempt to agree upon the Fair Market Rental Value for the applicable Extension Period and if, within fifteen (15) days after both appraisers are designated, the two appraisers do not agree upon the Fair Market Rental Value, then each appraiser shall, not later than thirty
(30) days after both appraisers have been chosen, deliver a written report to both the Landlord and Tenant setting forth the Fair Market Rental Value as determined by each such appraiser taking into account the factors set forth in this Section 13.13. If the lower of the two determinations of Fair Market Rental Value as determined by such two appraisers is equal to or greater than 95% of the higher of the Fair Market Rental Value as determined by such two appraisers, the Fair Market Rental Value shall be deemed to be the average of such Fair Market Rental Value as set forth in such two determinations. If the lower determination of Fair Market Rental Value is less than 95% of the higher determination of Fair Market Rental Value, the two appraisers shall promptly appoint a third Qualified Appraiser and shall designate such third Qualified Appraiser by notice to Landlord and Tenant. The cost and expenses of each appraiser appointed separately by Tenant and Landlord shall be borne by the party who appointed the appraiser. The cost and expenses of the third appraiser shall be shared equally by Tenant and Landlord. If the two appraisers cannot agree on the identity of the third Qualified Appraiser at least five (5) months prior to commencement of the period for which Fair Market Rental Value is to be determined, then the third Qualified Appraiser shall be appointed by the American Arbitration Association ("AAA") sitting in Boston, Massachusetts and acting in accordance with its rules and regulations. The costs and expenses of the AAA proceeding shall be borne equally by the Landlord and Tenant. The third appraiser shall promptly make its own independent determination of Fair Market Rental Value for the Premises taking into account the factors set forth in this
Section 13.13 and shall promptly notify Landlord and Tenant of his determination. If the determinations of the Fair Market Rental Value of any two of the appraisers shall be identical in amount, said amount shall be deemed to be the Fair Market Rental Value for the Premises. If the determinations of all three appraisers shall be different in amount, the average of the two nearest in amount shall be deemed the Fair Market Rental Value. The Fair Market Rental Value of the subject space determined in accordance with the provisions of this Section shall be binding and conclusive on Tenant and Landlord. As indicated above, in no event shall the Fair Market Rental Value be less than the Annual Fixed Rent applicable to the 12 calendar month period immediately preceding the commencement of the Extension Period. As used herein, the term "Qualified Appraiser" shall mean any disinterested person (a) who is employed by an appraisal firm of recognized competence in the greater Boston area, (b) who has not less than ten (10) years experience in appraising and valuing properties of the general location, type and character as the Premises, and (c) who is either a Senior Real Property Appraiser of the Society of Real Estate Appraisers or a member of the Appraisal Institute (or any successor organization). Notwithstanding the foregoing, if either party shall fail to appoint its appraiser within the period specified above (such party referred to hereinafter as the "Failing Party"), the other party may serve notice on the Failing Party requiring the Failing Party to appoint its appraiser within ten (10) days of the giving of such notice and if the Failing Party shall not respond by appointment of its appraiser within said ten (10) day period, then the appraiser appointed by the other party shall be the sole appraiser whose determination of Fair Market Rental Value shall be binding and conclusive upon


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

Tenant and Landlord. If, for any reason, Fair Market Rental Value shall not have been determined by the time of commencement of the Extension Period and until such rent is determined, Tenant shall pay Annual Fixed Rent during the Extension Period in an amount (the "Interim Rent") as specified by Landlord's appraiser and upon receipt of a final determination of Fair Market Rental Value as hereinabove set forth, any overpayment or underpayment of Interim Rent shall be paid promptly to the party entitled to receive the same.

     Section 13.14 Financial Statements. Within one hundred twenty (120) days after the end of each fiscal year of Tenant, Tenant shall furnish to Landlord a balance sheet and income statement, each prepared in accordance with generally accepted accounting principles consistently applied. Such financial information shall be certified to Landlord by Tenant's chief financial officer and, in addition, if any such reports are certified by an independent public accounting firm, such reports together with said certification shall likewise be provided to Landlord at the same time.

     Section 13.15 Termination of Prior Lease. Landlord and Tenant agree that the Prior Lease (as said term is hereinafter defined) shall expire on the Commencement Date of this Lease as if the Commencement Date were the original expiration date of the term of the Prior Lease. As used herein, the term "Prior Lease" shall mean that certain Sublease (the "Sublease") dated as of March 29, 2002 by and between Eprise Corporation ("Eprise"), as sublandlord, and Tenant, as subtenant, as affected by that certain Consent To Sublease (the "Consent") between Eprise, Tenant and Landlord dated as of April 4, 2002 and as further affected by that certain letter agreement dated July 28, 2003 (and also dated as of July 15, 2003) between Landlord and Tenant establishing the Sublease as a direct lease between Landlord and Tenant.

     Section 13.16 Building Sign. Subject to the conditions and limitations set forth in this Section 13.16, Tenant shall have the non-exclusive right in common with others from time to time entitled thereto, at Tenant's sole cost and expense, to attach a sign identifying Tenant (in the form of Tenant's name or initials and its logo) to one exterior facade of the Building selected by Tenant provided that (i) the size, composition, style and location of such sign and the manner of attachment thereof to the Building have first been approved by Landlord, which approval shall not be unreasonably withheld or delayed, (ii) all permits and approvals from any and all applicable governmental authorities (including, without limitation, the Town of Framingham, Massachusetts and any and all building inspectors, special permit granting authorities, boards of appeal and other governmental authorities in the Town of Framingham) shall first have been obtained prior to the installation or affixing of any such sign upon the Building, and Landlord agrees to use reasonable efforts (not requiring expenditure of any money or incurring of obligations or liabilities) to, upon request of Tenant, assist Tenant in obtaining such permits and approvals, and
(iii) once erected, Tenant shall not be permitted to relocate such signage elsewhere on the Building. Tenant shall be responsible for the purchase, installation, maintenance, repair, removal and permitting of such sign, all at Tenant's sole cost and expense. Tenant shall not affix any such sign to the Building except pursuant to plans and specifications and in accordance with construction procedures, in each case, first approved by Landlord, which approval will not be unreasonably withheld or delayed and Tenant shall be responsible for the cost of repairing any damage to the Building caused by the installation, maintenance or removal of any such sign from the Building. Tenant shall keep any such sign in a good, clean and safe


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

condition and neat and attractive appearance at all times. In addition, Tenant will promptly, after expiration or earlier termination of this Lease, remove any such sign from the Building and repair all damage to the Building caused thereby. Landlord hereby reserves the right to permit other parties to place exterior signage on any exterior facade of the Building and/or elsewhere on the Building and/or elsewhere on the Property as determined by Landlord in its sole and absolute discretion.

     Section 13.17 Twenty Four Hour Access. Subject to all applicable terms and conditions of this Lease, Tenant shall have a right of access to the Premises twenty four (24) hours per day, seven (7) day per week.

     [Remainder of Page Intentionally Left Blank -- Signature Page Follows]


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

WITNESS the execution hereof under seal as of the day and year first above written.

Landlord:                               NDNE 9/90 200 CROSSING BOULEVARD LLC

                                        By: NDNE 200, Inc.
                                        Its: Manager


                                        By: /s/ [Illegible]
                                            ------------------------------------
                                        Its: Exec VP


Tenant:                                 NETEZZA CORPORATION


                                        By: /s/ Patrick Scannell, Jr.
                                            ------------------------------------
                                        Its: CFO


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